UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

  Filed by the Registrant /X/ Filed by a Party other than the Registrant / / Check the appropriate box:
  / /   Preliminary Proxy Statement
  / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  /X/   Definitive Proxy Statement
  / /   Definitive Additional Materials
  / /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                SPAR Group, Inc.
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

  /X/   No fee required.
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        and 0-11.
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  (2)   Aggregate number of securities to which transaction applies:

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  (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  / /   Fee paid previously with preliminary materials.
  / /   Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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        and the date of its filing.

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        (4) Date Filed:

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


                                SPAR GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD AUGUST 7, 2003

To The Stockholders of spar group, inc.

         The 2003 Annual Meeting of Stockholders (the "2003 Annual Meeting") of SPAR Group, Inc. (f/k/a PIA Merchandising Services, Inc.) (the "Company" or "SPAR"), will be held at 10:00 a.m., Eastern Standard Time, on August 7, 2003, at 580 White Plains Road, Tarrytown, New York 10591, for the following purposes:

1. To elect seven Directors of the Company to serve during the ensuing year and until their successors are elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on June 20, 2003, will be entitled to notice of and to vote at the 2003 Annual Meeting or any adjournment or postponement thereof.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2002, is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                                         By Order of the Board of Directors



                                         Charles Cimitile, Secretary
July 9, 2003
Tarrytown, New York


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YOU ARE URGED TO VOTE UPON THE MATTERS  PRESENTED AND TO SIGN, DATE AND PROMPTLY
RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO CHARLES CIMITILE, SECRETARY AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE COMPANY: SPAR GROUP, INC., 580 WHITE PLAINS ROAD, TARRYTOWN, NEW YORK 10591.
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


                                SPAR GROUP, INC.
                              580 White Plains Road
                            Tarrytown, New York 10591

                           ---------------------------

                                 PROXY STATEMENT
                       2003 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 7, 2003
                           ---------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR GROUP, INC. , a Delaware corporation (the "Company"), for use at the 2003 Annual Meeting of Stockholders (the "2003 Annual Meeting") to be held on Thursday, August 7, 2003, at 10:00 a.m., Eastern Standard Time, at the principal office of the Company located at 580 White Plains Road, Tarrytown, New York 10591, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2003 Annual Meeting were mailed or delivered to the stockholders of the Company on or about July 9, 2003.

                            MATTERS TO BE CONSIDERED

         The 2003 Annual Meeting has been called to (1) elect seven Directors of the Company to serve during the ensuing year and until their successors are elected and qualified, (2) ratify the appointment by the Company's Audit Committee of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003, and (3) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                             RECORD DATE AND VOTING

         The Board has fixed the close of business on June 20, 2003, as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 2003 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 18,858,972 shares outstanding of the Company's common stock, $.01 par value (the "Common Stock").

                         QUORUM AND VOTING REQUIREMENTS

         The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the 2003 Annual Meeting will constitute a quorum for the transaction of business at the 2003 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Under Delaware law, shares not voted by brokers (called "broker non-votes") are considered not entitled to vote. However, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

         A plurality (that is, the seven persons receiving the most votes) of votes cast at the 2003 Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. The affirmative vote of a majority of votes cast at the 2003 Annual Meeting in person or by proxy is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors for fiscal 2003. Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of independent auditors, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but, as noted above, are counted in determining a quorum. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in "street name") for its customers with respect to non-contested elections of directors and certain other matters. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect.

         All proxies that are properly completed, signed and returned prior to the 2003 Annual Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. Management does not intend to bring before the 2003 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2003 Annual Meeting. If any other matters or motions come before the 2003 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the 2003 Annual Meeting. Proxies may be revoked at any time prior to their exercise (1) by written notification to the Secretary of the Company at the Company's principal executive offices located at 580 White Plains Road, Tarrytown, New York 10591, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder attending the 2003 Annual Meeting and voting his or her shares in person.

                        PROPOSAL 1--ELECTION OF DIRECTORS

         Seven Directors are to be elected at the 2003 Annual Meeting to serve on the Company's Board of Directors (the "Board") until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. The nominees for election are Mr. Robert G. Brown, Mr. William H. Bartels, Mr. Robert O. Aders, Mr. Jack W. Partridge, Mr. George W. Off, Mr. Jerry B. Gilbert, and Mr. Lorrence T. Kellar, all of whom are currently Directors of the Company. The age, principal occupation and certain other information respecting each nominee are stated on pages 4 and 5, below. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of those nominees.

         Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of the Company if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve. The Board has fixed the number of Directors at seven for the term commencing with the 2003 Annual Meeting. Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified.

         No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. However, Messrs. Brown and Bartels are executive officers of the Company.

                THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY
         RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IDENTIFIED ABOVE.



                PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
                  ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

         The Audit Committee of the Board has appointed Ernst & Young LLP ("Ernst & Young") as independent public accountants to audit the financial statements of the Company for its fiscal year ending December 31, 2003, subject to the Audit Committee's review of the final terms of Ernst & Young's engagement and plans for their audit. A resolution will be submitted to stockholders at the 2003 Annual Meeting for the ratification of such appointment. Commencing in May of 2003, all audit and permitted non-audit services to be performed by the Company's auditor require approval by the Company's Audit Committee. Shareholder ratification of the appointment of Ernst & Young or anyone else for non-audit services is not required and will not be sought.

         Ernst & Young served as the Company's independent public accountants for its fiscal years ended December 31, 2002, 2001 and 2000. Ernst & Young had previously served as the independent public accountants for the SPAR Marketing Companies (the acquirer of PIA Merchandising Services, Inc., for accounting purposes) for more than two years preceding such fiscal years of the Company.

AUDIT FEES

         During the Company's fiscal year ended December 31, 2002, and 2001, respectively, fees billed by Ernst & Young for all audit services rendered to the Company and its subsidiaries were $143,000 and $159,700, respectively. Audit services principally include fees for the Company's audits and 10-Q filing reviews.

NON-AUDIT SERVICES AND FEES

         The Company and its subsidiaries did not engage Ernst & Young to provide advice regarding financial information systems design or implementation, but did engage Ernst & Young for consulting services related to the ESOP during 2002 (for which Ernst & Young was paid $13,700) and for tax services in 2002 and 2001 (for which Ernst & Young was paid $13,500 and $107,952 respectively). No other non-audit services were performed by Ernst & Young in 2002 or 2001.

         Commencing in May of 2003, all non-audit services to be performed by the Company's auditor require approval by the Company's Audit Committee, either individually or through policies and procedures for particular types of services to be performed within specified periods.

         In connection with the standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether and determined that the provision of such services is compatible with maintaining the independence of Ernst & Young.

ANTICIPATED ATTENDANCE BY ERNST & YOUNG AT THE 2003 ANNUAL MEETING

         Ernst & Young has indicated to the Company that it intends to have a representative available during the 2003 Annual Meeting who will respond to appropriate questions. This representative will have the opportunity to make a statement if he or she so desires.

REQUIRED VOTE

         A resolution will be submitted to stockholders at the 2003 Annual Meeting for the ratification of the Audit Committee's appointment of Ernst & Young as the independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2003. The affirmative vote of a majority of the votes cast at the 2003 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

         If the resolution selecting Ernst & Young as independent public accountants is adopted by stockholders, the Audit Committee and Board of Directors nevertheless retain the discretion to select different auditors should they then deem it in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

         If the stockholders do not ratify the appointment of Ernst & Young, or if Ernst & Young should decline to act or otherwise become incapable of acting, or if Ernst & Young's employment is discontinued, the Audit Committee will appoint independent public accountants for fiscal 2003 (which may nevertheless be Ernst & Young should they then deem it in the Company's best interests).

THE BOARD AND AUDIT COMMITTEE EACH BELIEVE THAT THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING DECEMBER 31, 2003, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND EACH UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.



                      THE BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors (the "Board") is responsible for the management and direction of the Company and establishing its corporate policies. The current members of the Board are set forth below, and each is a nominee for election at the 2003 Annual Meeting:

NAME                                AGE       POSITION WITH SPAR GROUP, INC.
----                                ---       ------------------------------
Robert G. Brown.............        60        Chairman, Chief Executive Officer,
                                              President and Director

William H. Bartels..........        59        Vice Chairman and Director

Robert O. Aders (1).........        76        Director, Chairman - Governance
                                              Committee

Jack W. Partridge (2).......        57        Director, Chairman - Compensation
                                              Committee

Jerry B. Gilbert (1)........        69        Director

George W. Off (3)...........        56        Director

Lorrence T. Kellar (2)              66        Director, Chairman - Audit
                                              Committee
--------------------------
(1) Member of the Compensation and Governance Committees
(2) Member of the Audit and Compensation Committees
(3) Member of the Audit and Governance Committees

         ROBERT G. BROWN serves as the Chairman, the Chief Executive Officer, the President and a Director of the Company and has held such positions since July 8, 1999, the effective date of the merger of the SPAR Marketing Companies with PIA Merchandising Services, Inc. (the "Merger"). Mr. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Marketing Companies (SPAR/Burgoyne Retail Services, Inc. ("SBRS") since 1994, SPAR, Inc. ("SINC") since 1979, SPAR Marketing, Inc. ("SMNEV") since November 1993, and SPAR Marketing Force, Inc. ("SMF") since SMF acquired its assets and business in
1996).

         WILLIAM H. BARTELS serves as the Vice Chairman and a Director of the Company and has held such positions since July 8, 1999 (the effective date of the PIA Merger). Mr. Bartels served as the Vice-Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (SBRS since 1994, SINC since 1979, SMNEV since November 1993 and SMF since SMF acquired its assets and business in 1996), and has been responsible for the Company's sales and marketing efforts, as well as for overseeing joint ventures and acquisitions.

         ROBERT O. ADERS serves as a Director of the Company and has done so since July 8, 1999. Mr. Aders has served as Chairman of The Advisory Board, Inc., an international consulting organization since 1993, and also as President Emeritus of the Food Marketing Institute ("FMI") since 1993. Immediately prior to his election to the Presidency of FMI in 1976, Mr. Aders was Acting Secretary of Labor in the Ford Administration. Mr. Aders was the Chief Executive Officer of FMI from 1976 to 1993. He also served in The Kroger Co., in various executive positions from 1957-1974 and was Chairman of the Board from 1970 to 1974. Mr. Aders also serves as a Director of Source-Interlink Co., Checkpoint Systems, Inc., Sure Beam Corporation and Telepanel Systems, Inc.

         JACK W. PARTRIDGE serves as a Director of the Company and has done so since January 29, 2001. Mr. Partridge is President of Jack W. Partridge & Associates. He previously served as Vice Chairman of the Board of The Grand Union Company from 1998 to 2000. Mr. Partridge's service with Grand Union followed a distinguished 23-year career with The Kroger Company, where he served as Group Vice President, Corporate Affairs, and as a member of the Senior Executive Committee, as well as various other executive positions. Mr. Partridge has been a leader in industry and community affairs for over two decades. He has served as Chairman of the Food Marketing Institute's Government Relations Committee, the Food and Agriculture Policy Task Force, and as Chairman of the Board of The Ohio Retail Association. He has also served as Vice Chairman of the Cincinnati Museum Center and a member of the boards of the United Way of Cincinnati, the Childhood Trust, Second Harvest and the Urban League.

         JERRY B. GILBERT serves as a Director of the Company and has done so since June 4, 2001. Mr. Gilbert served as Vice President of Customer Relations for Johnson & Johnson's Consumer and Personal Care Group of Companies from 1989 to 1997. Mr. Gilbert joined Johnson & Johnson in 1958 and from 1958-1989 held various executive positions. Mr. Gilbert served on the Advisory Boards of the Food Marketing Institute, the National Association of Chain Drug Stores and the General Merchandise Distributors Council (GMDC) where he was elected the first President of the GMDC Educational Foundation. He was honored with lifetime achievement awards from GMDC, Chain Drug Review, Drug Store News and the Food Marketing Institute. He is the recipient of the prestigious National Association of Chain Drug Stores (NACDS) Begley Award, as well as the National Wholesale Druggists Association (NWDA) Tim Barry Award. In June 1997, Mr. Gilbert received an Honorary Doctor of Letters Degree from Long Island University.

         GEORGE W. OFF serves as a Director of the Company and has done so since July 1, 2001. Mr. Off is Chairman and Chief Executive Officer of Checkpoint
Systems, Inc., and has held such positions since August 2002. He serves as a Director of Telephone and Data Systems since 1997. Mr. Off was Chairman of the Board of Directors of Catalina Marketing Corporation, a New York Stock Exchange listed company, from July 1998 until he retired in July 2000. He served as President and Chief Executive Officer of Catalina from 1994 to 1998. Prior to that, Mr. Off was President and Chief Operating Officer from 1992 to 1994 and Executive Vice President from 1990 to 1992. Catalina is a leading supplier of in-store electronic scanner-activated consumer promotions.

         LORRENCE T. KELLAR serves as a Director and the Chairman of the Audit Committee of the Company and has done so since April 2, 2003. Mr. Kellar had a 31-year career with The Kroger Company, where he served in various financial capacities, including Group Vice President for real estate and finance, and earlier, as Corporate Treasurer. He was responsible for all of Kroger's real estate activities, as well as facility engineering, which coordinated all store openings and remodels. Mr. Kellar subsequently served as vice president, real estate, for K-Mart. He currently is Vice President of Continental Properties Company, Inc. Mr. Kellar also serves on the boards of Frisch's Restaurants and Multi-Color Corporation. He also is a major patron of the arts and has served as Chairman of the Board of the Cincinnati Ballet.

BOARD MEETINGS

         The Board meets regularly to receive and discuss operating and financial reports presented by management of the Company and its advisors. During the year ended December 31, 2002, the Board held four meetings in person and [2] meetings by telephone and took various actions by written consent. Each Director (other than Mr. Kellar, who became a director as of April 2, 2003) attended all non-telephonic meetings in person and participated in all telephonic meetings, except that Mr. Off was not able to attend the November 2002 meeting.

COMMITTEES

         From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. Certain committees from time to time also may be required by the Nasdaq Stock Market, Inc., or National Association of Securities Dealers (collectively, "Nasdaq"), the Securities and Exchange Commission (the "SEC"), or applicable law, all of which currently require the Company to have an audit committee.

         The standing committees of the Board are the Audit Committee (the "Audit Committee") and the Compensation Committee (the "Compensation Committee"). In its May 2003 meeting, the Board voted to establish a Governance Committee (the "Governance Committee"). The Company does not have a standing nominating committee or any committee performing the functions thereof. Those functions have been performed by the entire Board and may be delegated to the newly formed Governance Committee.

         At the May 2003 meeting, at the request of the Company's independent directors, the Board also reorganized the membership of its standing Committees so that directors would not have to serve on more than two committees. Accordingly, the Audit Committee currently consists of Messrs. Kellar (its Chairman), Off and Partridge, the Compensation Committee currently consists of Messrs. Partridge (its Chairman), Aders, Gilbert and Kellar, and the Governance Committee currently consists of Messrs. Aders (its Chairman), Gilbert and Off.

AUDIT COMMITTEE

         The Audit Committee of the Board (the "Audit Committee") assists the Board in fulfilling its responsibilities respecting the Company's accounting, auditing and financial reporting policies, practices and controls and has done so since June of 2000. The Audit Committee has certain direct oversight and other responsibilities, and provides assistance to the entire Board in fulfilling its oversight and other responsibilities, respecting the Company's accounting, auditing and financial reporting policies, practices and controls and the audits of the financial statements of the Company and its subsidiaries. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Director on June 8, 2000 (the "Audit Charter"), in the rules and regulations of Nasdaq ("Nasdaq Rules"), and in the rules and regulations of the SEC (the "SEC Rules"). The Audit Charter was furnished to the stockholders of the Company as an exhibit to its 2001 Proxy Statement. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Charter is currently being revised to reflect recent changes in applicable securities law, SEC Rules and Nasdaq Rules pertaining to audit committees, but the Audit Charter revision cannot be finalized until the material portions of such laws and rules are finalized.

         The Audit Committee currently consists of Messrs. Kellar (its Chairman), Off and Partridge, each of whom has been determined by the Board to meet the independence requirements for audit committee members under Nasdaq Marketplace Rule 4200(a)(14). In connection with his appointment as a Director, the Board determined that Mr. Kellar was qualified to be the "audit committee financial expert" required by applicable law and the SEC Rules, and at the May 2003 Board meeting Mr. Kellar was elected Chairman of the Audit Committee by the entire Board.

         Pursuant to the Audit Charter, applicable law, SEC Rules and Nasdaq Rules, the Audit Committee (among other things): (1) is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) reviews with such independent public accountants the plans for and scope of the audit, the audit procedures to be utilized and results of the audit; (3) reviews and approves, in advance, all permitted non-audit services to be performed by the Company's independent public accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods; (4) reviews the independence of the independent public accountants; and (5) reviews the adequacy and effectiveness of the Company's internal accounting and reporting control systems.

         During the year ended December 31, 2002, the Audit Committee met four times in person and [2] times by telephone, and then consisted of Messrs. Aders, Partridge, Gilbert, and Off.

         See "Report of the Audit Committee of the Board of Directors", below.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Compensation Committee") determines and administers the Company's executive compensation programs and policies and the Company's stock incentive and purchase plans, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The Compensation Committee currently does not have a written charter, but the Compensation Committee and Board are in the process of preparing a written charter for it.

         The Compensation Committee currently consists of Messrs. Partridge (its Chairman), Aders, Gilbert and Kellar, all of whom are non-employees of the Company and have been determined by the Board to be independent directors in accordance with Nasdaq Marketplace Rules (see "Audit Committee", above). At the May 2003 meeting, Mr. Partridge was elected Chairman of the Compensation Committee by the entire Board.

         During the year ended December 31, 2002, the Compensation Committee met four times in person, and then consisted of Messrs. Aders, Partridge, Gilbert, and Off.

         See "Report of the Compensation Committee of the Board of Directors", below.

GOVERNANCE COMMITTEE

         As a newly formed committee, the Governance Committee of the Board (the "Governance Committee") has not yet met. The Governance Committee currently consists of Messrs. Aders (its Chairman), Gilbert and Off, all of whom are non-employees of the Company and have been determined by the Board to be independent directors in accordance with Nasdaq Marketplace Rules (see "Audit Committee", above). The Board is in the process of determining the Governance Committee's responsibilities and developing a written charter for it.



AUDIT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Board's Audit, Compensation or Governance Committee was at any time during the year ended December 31, 2002, or at any other time an officer or employee of the Company. No executive officer or Board member of the Company serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of the Company's Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of the Company (including each of its subsidiaries) and as directors and officers of each of its affiliates, including SMS, SMSI and SIT (see "Certain Relationships and Related Transactions" below).



COMPENSATION OF DIRECTORS

         The Compensation Committee administers the compensation plan for its outside Directors. Each member of the Company's Board who is not otherwise an employee or officer of the Company or any subsidiary or affiliate of the Company (each, an "Eligible Director") is eligible to receive the compensation contemplated under such plan.

         In January 2001, the Company adopted the Director Compensation Plan, which was amended by the Compensation Committee in February of 2003. Under the amended plan, each non-employee director receives thirty thousand dollars ($30,000) per annum (increased from twenty thousand dollars ($20,000) per annum for 2002 and 2001) and the Chairman of the Audit Committee will receive an additional $5,000 per annum. Payments are made quarterly in equal installments. It is intended that each quarterly payment will be 50% in cash ($3,750, up from $2,500 for 2002 and 2001) and 50% ($3,750, up from $2,500 for 2002 and 2001) in stock options to purchase shares of the Company's common stock with an exercise price of $0.01 per share (plus an additional $1,250 per quarter for the Chairman of the Audit Committee, half in cash and half in $.01 stock options). The number of shares of the Company's common stock that can be purchased under each $.01 stock option granted will be determined based upon the closing stock price at the end of each quarter. In addition, each non-employee director has received or will receive options to purchase 10,000 shares of the Company's common stock upon acceptance of the directorship, 10,000 additional options to purchase shares of the Company's common stock after one year of service and 10,000 additional options to purchase shares of the Company's common stock for each additional year of service thereafter. These options will have an exercise price equal to the closing price of the Company's common stock on the day of grant. All of the options have been and will be granted under the 2000 Plan described below, under which each member of the SPAR Board is eligible to participate. Non-employee directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company may indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Company maintains director and officer liability insurance.

         The Board is considering making mandatory the indemnification of the Company's officers and directors in order to conform to the current practices of most public companies and to attract and maintain quality candidates for the Company's management and Board.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 20, 2003, by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) the Company's directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                               NUMBER OF SHARES
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED    PERCENTAGE
--------------       ------------------------------------      ------------------    ----------

Common Shares        Robert G. Brown (1)                           8,693,294(2)        45.3%
Common Shares        William H. Bartels (1)                        5,613,891(3)        29.4%
Common Shares        James H. Ross (1)                               127,865(4)          *
Common Shares        Charles Cimitile (1)                             92,500(5)          *
Common Shares        Robert O. Aders (1)                              84,053(6)          *
Common Shares        George W. Off (1)                                27,542(7)          *
Common Shares        Jack W. Partridge (1)                            26,018(8)          *
Common Shares        Jerry B. Gilbert (1)                             21,859(9)          *
Common Shares        Lorrence T. Kellar (1)                            1,802(10)         *
Common Shares        Richard J. Riordan                            1,209,922(11)        6.4%
                     300 S. Grand Avenue, Suite 2900
                     Los Angeles, CA  90071
Common Shares        Heartland Advisors, Inc.                      1,401,600(12)        7.4%
                     790 North Milwaukee Street
                     Milwaukee, Wisconsin 53202
Common Shares        Executive Officers and Directors             14,688,824           74.8%

     * Less than 1%

(1) The address of such owners is c/o SPAR Group, Inc. 580 White Plains Road, Tarrytown, New York.
(2) Includes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees. Includes 325,539 shares issuable upon exercise of options.
(3) Excludes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees, beneficial ownership of which are disclaimed by Mr. Bartels. Includes 229,275 shares issuable upon exercise of options.
(4)    Includes 44,000 shares issuable upon exercise of options.
(5)    Includes 92,500 shares issuable upon exercise of options.
(6)    Includes 34,053 shares issuable upon exercise of options.
(7)    Includes 21,042 shares issuable upon exercise of options.
(8)    Includes 15,050 shares issuable upon exercise of options.
(9)    Includes 21,859 shares issuable upon exercise of options.
(10)   Includes 802 shares issuable upon exercise of options.
(11)   Represents record ownership as of June 20, 2003.
(12) Information regarding share ownership was provided by Eric Miller on June 20, 2003.

EQUITY COMPENSATION PLANS

         The following table contains a summary of the number of shares of Common Stock of the Company to be issued upon the exercise of options, warrants and rights outstanding at December 31, 2002, the weighted-average exercise price of those outstanding options, warrants and rights, and the number of additional shares of Common Stock remaining available for future issuance under the plans as at December 31, 2002.

                                             EQUITY COMPENSATION PLAN INFORMATION

                                   Number of securities to       Weighted average        Number of securities
                                   be issued upon exercise      exercise price of      remaining available for
                                   of outstanding options,     outstanding options,       future issuance of
           Plan category             warrants and rights      warrants and rights ($)    options, warrants and rights
           -------------             -------------------      -----------------------    ----------------------------

    Equity compensation plans             2,098,181                         1.52               1,079,614
    approved by security
    holders

    Equity compensation plans
    not approved by security
    holders                                       -                         -                          -

    Total                                 2,098,181                         1.52               1,079,614



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Robert G. Brown, a Director, the Chairman and the Chief Executive Officer of the Company, and Mr. William H. Bartels, a Director and the Vice Chairman of the Company (collectively, the "SMS Principals"), are the sole stockholders and executive officers and directors of SPAR Marketing Services, Inc. ("SMS"), SPAR Management Services, Inc. ("SMSI"), SPAR Infotech, Inc. ("SIT"), and certain other affiliated companies.

         SMS and SMSI (through SMS) provided approximately 71% of the Company's field representatives (through its independent contractor field force) and substantially all of the Company's field management services at a total cost of approximately $30.5 million and $15.1 million for the twelve months ended December 31, 2002, and 2001, respectively. Under the terms of the Field Service Agreement, SMS provides the services of approximately 6,600 field representatives and SMSI provides approximately 90 full-time national, regional and district managers to the SPAR Marketing Companies as they may request from time to time, for which the Company has agreed to pay SMS for all of its costs of providing those services plus 4%. However, SMS may not charge the Company for any past taxes or associated costs for which the SMS Principals have agreed to indemnify the SPAR Companies. Although the SMS Principals were not paid any salaries as officers of SMS or SMSI, these Companies are "Subchapter S" corporations, and accordingly the SMS Principals benefit from any income of such companies allocated to them (see Executive Compensation - Summary Additional Compensation Table - Affiliated Companies below).

         SIT provided Internet and other computer programming services to the Company at a total cost of approximately $1,626,000 and $1,185,000 for the twelve months ended December 31, 2002, and 2001, respectively. Under the terms of the programming agreement between SMF and SIT effective as of October 1, 1998 (the "Programming Agreement"), SIT continues to provide programming services to SMF as SMF may request from time to time, for which SMF has agreed to pay SIT competitive hourly wage rates and to reimburse SIT's out-of-pocket expenses. Although the SMS Principals were not paid any salaries as officers of SIT, SIT is a "Subchapter S" corporation, and accordingly the SMS Principals would benefit from any income allocated to them if SIT were to be profitable.

         The Company owed the following amounts to SMS and SIT for the above services as at December 31, 2002:

                                                                                  DECEMBER 31,
                                                                             2002              2001
                                                                       ------------------------------------
   Balance due to affiliates included in accrued liabilities:
       SPAR Marketing Services, Inc.                                       $   932           $  611
       SPAR Infotech, Inc.                                                      26                -
                                                                       ------------------------------------
                                                                           $   958           $  611
                                                                       ====================================


         In July 1999, SMF, SMS and SIT entered into a Software Ownership Agreement with respect to Internet job scheduling software jointly developed by such parties. In addition, SPAR Trademarks, Inc. ("STM"), SMS and SIT entered into trademark licensing agreements whereby STM has granted non-exclusive royalty-free licenses to SIT, SMS and SMSI for their continued use of the name "SPAR" and certain other trademarks and related rights transferred to STM, a wholly-owned subsidiary of the Company.

         The SMS Principals also owned an indirect minority (less than 5%) equity interest in Affinity (f/k/a Infinity) Insurance Ltd. ("Affinity"), which provides certain insurance to the Company. Through the services of Affinity, the Company purchased insurance coverage for its casualty and property insurance risk for approximately $1,128,000 and $1,085,000 for the fiscal years ended December 31, 2002 and 2001, respectively.

         At December 31, 2002, the Company owed a total of $4.0 million to Messrs. Brown and Bartels . As of this date, the entire amount has been repaid.

         In the event of any material dispute in the business relationships between the Company and SMS, SMSI, or SIT, it is possible that Messrs. Brown or Bartels may have one or more conflicts of interest with respect to these relationships and such dispute that could have a material adverse effect on the Company.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

         Set forth in the table below are the names, ages and current offices held by all executive officers of the Company. For biographical information regarding Robert G. Brown and William H. Bartels, see Current Members of the Board of Directors, above.

        NAME               AGE                 POSITION WITH THE COMPANY
-----------------------    ----    ---------------------------------------------
Robert G. Brown             60     Chairman, Chief Executive Officer, President
                                   and Director
William H. Bartels          59     Vice Chairman and Director
Charles Cimitile            48     Chief Financial Officer and Secretary
James H. Ross               70     Treasurer


         CHARLES CIMITILE serves as the Chief Financial Officer and Secretary of the Company and has done so since November 24, 1999. Mr. Cimitile served as Chief Financial Officer for GT Bicycles from 1996 to 1999 and Cruise Phone, Inc. from 1995 through 1996. Prior to 1995, he served as the Vice President Finance, Treasurer and Secretary of American Recreation Company Holdings, Inc. and its predecessor company.

         JAMES H. ROSS serves as the Treasurer of the Company and has held such position since July 8, 1999 (the effective date of the Merger). Mr. Ross has been the Chief Financial Officer of the SPAR Marketing Companies since 1991, and was the General Manager of SBRS from 1994-1999. In September 2001, Mr. Ross retired from full-time employment. Mr. Ross continues to serve the Company on a consulting basis.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation received for services rendered to the Company in all capacities for the fiscal years ended December 31, 2002, 2001 and 2000 (i) by the Company's Chief Executive Officer, and (ii) each of the other three most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2002 (collectively, the "Named Executive Officers").

                                                                                                         LONG TERM
                                                                        ANNUAL COMPENSATION          COMPENSATION AWARDS
                                                                        -------------------       -------------------------
                                                                                                  SECURITIES      ALL OTHER
                                                                                                  UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITIONS                            YEAR           SALARY ($)    BONUS ($)   OPTIONS(#)(1)      ($)(2)
----------------------------                            ----           ----------    ---------   -------------      ------

Robert G. Brown                                         2002            164,340          --            --             2,040
     Chief Executive Officer, Chairman of               2001            141,203          --         765,972            --
     the Board, President, and Director                 2000             16,800          --            --              --


William H. Bartels                                      2002            164,340          --            --             2.040
     Vice Chairman and Director                         2001            139,230          --         471,992            --
                                                        2000             16,800          --            --              --


Charles Cimitile                                        2002            215,564        15,000        20,000          2,040
     Chief Financial Officer and                        2001            188,000          --          25,000            --
     Secretary                                          2000            188,000          --            --              --


James H. Ross (3)                                       2002             72,043          --            --              --
     Treasurer                                          2001            101,773         7,500        43,000          1,557
                                                        2000             94,800         9,000         5,000          3,337




(1) In January 2001, each of the above officers voluntarily surrendered for cancellation their options for the purchase of the following numbers of shares of common stock under the 1995 Plan: Mr. Brown - 765,972; Mr. Bartels - 471,992; Mr. Cimitile - 75,000; and Mr. Ross - 40,000.

(2)    Other compensation represents the Company's 401k contribution.

(3) In September 2001, Mr. Ross retired from full-time employment. Mr. Ross continues to serve the Company on a consulting basis.

SUMMARY ADDITIONAL COMPENSATION TABLE (FROM AFFILIATED COMPANIES)

         Robert G. Brown and William H. Bartels (the "SMS Principals") are the sole owners of SPAR Marketing Services, Inc. ("SMS"), SPAR Management Services, Inc. ("SMSI"), and SPAR Infotech, Inc. ("SIT"), which provide significant services to the Company as more fully described in "Certain Relationships and Related Transactions" above. Although the SMS Principals were not paid any salaries as officers of SMS, SMSI or SIT, each of those companies are "Subchapter S" corporations, and accordingly the SMS Principals benefit from any income of such companies allocated to them, all of which income (or substantially all of which income, but not loss, in the case of SIT) is earned from the performance of services for the Company. The following table sets forth all income allocated to the SMS Principals by SMS, SMSI or SIT for the years ended December 31, 2002, 2001 and 2000.

                                                    SMS                  SMSI                  SIT
                                                  INCOME ($)           INCOME ($)          LOSS ($) (1)
     NAME                          YEAR        ---------------     -----------------     ----------------
     Robert G. Brown             2002             494,987              174,092              (85,183)
                                 2001             211,117               16,477             (227,370)
                                 2000             262,744              150,685             (318,034)

     William H. Bartels          2002             314,992              110,787              (54,208)
                                 2001             134,348               10,486             (144,690)
                                 2000             167,202               95,891             (202,387)

     (1) The subchapter "S" income/loss allocated to the SMS Principals by SIT includes losses on activities unrelated to the Company's business.


STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding each grant of stock options made during the fiscal year ended December 31, 2002, to each of the Named Executive Officers. No stock appreciation rights ("SAR's") were granted during such period to such person.

                                         INDIVIDUAL GRANTS
                     ----------------------------------------------------------
                                        PERCENT OF
                        NUMBER OF      TOTAL OPTIONS                            POTENTIAL REALIZABLE VALUE AT
                       SECURITIES      GRANTED TO     EXERCISE                  ASSUMED ANNUAL RATES OF STOCK
                       UNDERLYING     EMPLOYEES IN    PRICE PER   EXPIRATION    PRICE APPRECIATION FOR OPTION (1)
                         OPTIONS         PERIOD         SHARE        DATE       ----------------------------------
NAME                     GRANTED           (%)           ($)                         5% ($)             10% ($)
                       ------------   -------------   ---------   ----------    ---------------     --------------

Charles Cimitile         10,000 (2)         3.0         1.78        2/14/12          11,194             28,369
                         10,000 (2)         3.0         2.45        5/09/12          15,408             39,047
                       ------------   -------------                             ---------------     --------------
                         20,000             6.0                                      26,602             67,416
------------

(1) The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

(2) These options vest over four-year periods at a rate of 25% per year, beginning on the first anniversary of the date of grant.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


         The following table sets forth the number of shares of Common Stock of the Company purchased by each of the Named Executive Officers in the exercise of stock options during the year ended December 31, 2002, the value realized in the purchase of such shares (the market value at the time of exercise less the exercise price to purchase such shares), the number of shares associated with exercisable and unexercisable options and the value of exercisable and unexercisable options (the market value at December 31, 2002 less the exercise price to exercise such options) held by each of the Named Executive Officers at December 31, 2002.

                                                                NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS AT FISCAL
                                                                           YEAR-END                        YEAR-END ($)
                                                               ---------------------------------- --------------------------------
                              NUMBER OF            VALUE
NAME                       SHARES ACQUIRED       REALIZED        EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                         ON EXERCISE            ($)
                           -----------------  ---------------- ----------------  ---------------- --------------  ----------------

Robert G. Brown                 95,746            100,533            --              478,733           --            179,047
William H. Bartels              58,999             61,949            --              294,995           --            110,328
Charles Cimitile                    --                 --          68,750             51,250         137,000          87,975
James H. Ross                       --                 --          33,250             14,750          63,965          29,570


                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The following is the Compensation Committee's report submitted to the Board addressing the compensation of the Company's executive officers for 2002:

COMPENSATION POLICY

         The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers; and (ii) based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on corporate performance and individual contribution, and (ii) stock options through the Company's 2000 stock option plan. The Compensation Committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides Company executives with short term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay.

EXECUTIVE COMPENSATION COMPONENTS

         As discussed below, the Company's executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

BASE SALARY

         In establishing base salary levels for executive officer positions, the Committee and Robert G. Brown, the Company's Chief Executive Officer, consider levels of compensation at comparable companies, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the Committee and Mr. Brown consider individual performance, including the accomplishment of short-term and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability. The Compensation Committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above. No specific formula is applied to determine the weight of each criteria.

ANNUAL INCENTIVE BONUSES

         The Company's executive officers are eligible for annual bonuses upon recommendations made by Mr. Brown (as to the other executive officers), and the Compensation Committee (as to Mr. Brown) based upon their individual performance and the Company's achievements of certain operating results. Amounts of individual awards are based principally upon the results of the Company's financial performance during the prior year. The amount of awards for senior officers are within guidelines established by the Committee and Mr. Brown as a result of their review of total compensation for senior management of peer companies. The actual amount awarded, within these guidelines, will be determined principally by the Committee and Mr. Brown's assessment of the individual's contribution to the Company's overall financial performance. Consideration is also given to such factors such as the individual's successful completion of a special project, any significant increase or decrease in the level of the participant's ability to discharge the responsibilities of his position.

STOCK OPTIONS AND PURCHASE PLANS

         The Company has four stock option plans: the 2000 Stock Option Plan ("2000 Plan"); the Special Purpose Stock Option Plan; the Amended and Restated 1995 Stock Option Plan ("1995 Plan"): and the 1995 Director's Plan ("Director's Plan").

         On December 4, 2000, the Company adopted the 2000 Plan, as the successor to the 1995 Plan and the Director's Plan with respect to all new options issued. The 2000 Plan provides for the granting of either incentive or nonqualified stock options to specified employees, consultants, and directors of the Company for the purchase of up to 3,600,000 (less those options still outstanding under the 1995 Plan or exercised after December 4, 2000 under the 1995 Plan). The options have a term of ten years, except in the case of incentive stock options granted to greater than 10% stockholders for whom the term is five years. The exercise price of nonqualified stock options must be equal to at least 85% of the fair market value of the Company's common stock at the date of grant (although typically the options are issued at 100% of the fair market value), and the exercise price of incentive stock options must be equal to at least the fair market value of the Company's common stock at the date of grant. During 2002, options to purchase 332,792 shares of the Company's common stock were granted, options to purchase 230,463 shares of the Company's common stock were exercised and options to purchase 481,250 shares of the Company's stock were cancelled under this Plan. At December 31, 2002, options to purchase 1,980,431 shares of the Company's common stock remain outstanding under this Plan and options to purchase 1,079,614 shares of the Company's common stock were available for grant under this Plan.

         On July 8, 1999, in connection with the merger, the Company established the Special Purpose Stock Option Plan of PIA Merchandising Services, Inc. to provide for the issuance of substitute options to the holders of outstanding options granted by SPAR Acquisition, Inc. There were 134,114 options granted at $0.01 per share. Since July 8, 1999, the Company has not granted any new options under this plan. During 2002, no options to purchase shares of the Company's common stock were exercised under this Plan. At December 31, 2002, options to purchase 25,750 shares of the Company's common stock remain outstanding under this Plan

         The 1995 Plan provided for the granting of either incentive or nonqualified stock options to specific employees, consultants, and directors of the Company for the purchase of up to 3,500,000 shares of the Company's common stock. The options had a term of ten years from the date of issuance, except in the case of incentive stock options granted to greater than 10% stockholders for which the term was five years. The exercise price of nonqualified stock options must have been equal to at least 85% of the fair market value of the Company's common stock at the date of grant. Since 2000, the Company has not granted any new options under this Plan. At December 31, 2002, options to purchase 72,000 shares of the Company's common stock remain outstanding under this Plan. The 1995 Plan was superceded by the 2000 Stock Option Plan with respect to all new options issued.

         The Director's Plan was a stock option plan for non-employee directors and provided for the purchase of up to 120,000 shares of the Company's common stock. Since 2000, the Company has not granted any new options under this Plan. During 2002, no options to purchase shares of the Company's common stock were exercised under this Plan. At December 31, 2002, 20,000 options to purchase shares of the Company's common stock remained outstanding under this Plan. The Director's Plan has been replaced by the 2000 Plan with respect to all new options issued.


         In 2001, the Company adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaces its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company and its subsidiaries, and the CSP Plan allows employees of the affiliates of the Company (see Item 13-Certain Relationships and Related Transactions, below), to purchase the Company's Common Stock from the Company without having to pay any brokerage commissions. On August 8, 2002, the Company's Board of Directors approved a 15% discount for employee purchases of Common Stock under the ESP Plan and a 15% cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

INTERNAL REVENUE CODE SECTION 162(M)

         Under Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                  COMPENSATION COMMITTEE
                                  (for the period ending December 31, 2002)

                                  Robert O. Aders

                                  Jack W. Partridge

                                  Jerry B. Gilbert

                                  George W. Off

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The following is the Audit Committee's report submitted to the Board.

REPORT

         The Committee has reviewed and discussed with management of the Company and Ernst & Young LLP ("Ernst & Young"), the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2002, for each of the two years in the period ended December 31, 2002 (the "Audited Financial Statements").

         In addition, the Committee has discussed with Ernst & Young the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

         The Committee expects to receive and review the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 prior to the 2003 Annual Meeting. The Committee has discussed E & Y's independence from the Company with E & Y. The Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as the Committee deemed appropriate.

         Management is responsible for the Company's internal controls and the financial reporting process. Ernst & Young is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         Based on the foregoing review and discussions and a review of the report of Ernst & Young with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                 AUDIT COMMITTEE
                                 (for the period ending December 31, 2002)

                                 Robert O. Aders

                                 Jack W. Partridge

                                 Jerry B. Gilbert

                                 George W. Off

MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS


         The management of the Company is responsible for the integrity and objectivity of the consolidated financial statements and other related financial Information included in this report. These financial statements were prepared in accordance with generally accepted accounting principles, as appropriate under the circumstances and consistently applied. Some of the amounts included in the financial statements are necessarily based on management's best estimates and judgment.

INTERNAL FINANCIAL CONTROLS AND PROCEDURES

         To fulfill its responsibilities, management has developed and maintains systems of accounting and other controls which provide reasonable assurance that assets are safeguarded and that the books and records reflect authorized transactions. These systems are augmented by written policies and procedures, organizational structures providing for division of responsibilities, qualified financial personnel, and the careful selection and training of employees. There are, however, inherent limitations in every control system. The cost of maintaining a control system should not exceed the benefits provided. Management believes that the Company's accounting and other control systems recognize this cost/benefit relationship.

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

         The Company's Chief Executive Officer, Robert Brown, and Chief Financial Officer, Charles Cimitile, have reviewed the Company's disclosure controls and procedures within 90 days prior to the filing of this report. Based upon this review, these officers believe that the Company's disclosure controls and procedures are effective in ensuring that material information related to the Company is made known to them by others within the Company.

CHANGES IN INTERNAL CONTROLS

         There were no significant changes in the Company's internal controls or in other factors that could significantly affect these controls during the twelve months covered by this report or from the end of the reporting period to the date of this Proxy Statement.

COMPANY'S FINANCIAL STATEMENTS

         The Audit Committee of the Board is responsible is for reviewing and monitoring the Company's financial statements and practices to ascertain that they are appropriate in the circumstances. The Audit Committee currently consists of three independent directors and consisted of four independent directors during 2002. It meets at least four times a year with representatives of financial management and the independent accountants, both together and separately, to review and discuss audit and financial reporting matters. The independent accountants have direct access to the Audit Committee to review the results of their audit. In addition, at the regular meetings of the Board of Directors, management and the Board discuss, among other things, financial and related matters, as appropriate. See Audit Committee at page17, above.

         The Company's financial statements have been audited by Ernst & Young LLP, independent accountants, as stated in their report. The independent accountants are appointed annually by the Audit Committee, commencing with 2003 (and by the Board in prior years). Their audit of the Company's consolidated financial statements was made in accordance with generally accepted auditing standards, and such audit included a study and evaluation of the Company's system of internal accounting controls they considered necessary to determine the nature, timing, and extent of the auditing procedures required for expressing an opinion on the Company's financial statements.



ROBERT G. BROWN                           CHARLES CIMITILE
Chairman of the Board,                    Chief Financial Officer and Secretary
Chief Executive Officer and President

COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Stocks (SIC 7380-7389 U.S. Companies) Miscellaneous Business Services Index, Russell 2000 and S&P Advertising for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The graph assumes that the value of an investment in Common Stock and in each such index was $100 on December 31, 1997, and that all dividends have been reinvested.

         The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.




                                 GRAPH OMITTED

                                                                Cumulative Total Return
                                         --------------------------------------------------------------------------------
                                            12/31/97     1/1/99     7/8/99    12/31/99   12/31/00   12/31/01    12/31/02

SPAR GROUP, INC.                              100.00      50.00     100.00       67.50      16.26      35.80       63.40
NASDAQ STOCK MARKET (U.S.)                    100.00     140.99     172.77      261.48     157.42     124.89       86.34
RUSSELL 2000                                  100.00      97.45     106.50      118.17     114.60     117.45       93.39
S & P ADVERTISING                             100.00     158.77     195.15      252.31     200.74     175.06      101.19
PEER GROUP                                    100.00      97.04     119.55      126.85     144.35      90.64       28.62



Copyright(C) 2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and certain of its officers and persons who own more than 10% of the Company's Common Stock (collectively, "Insiders"), to file reports of ownership and changes in their ownership of the Company's Common Stock with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it for the year ended December 31, 2002, or written representations from certain reporting persons for such year, the Company believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that Robert G. Brown, William H. Bartels, Jack W. Partridge, Robert O. Aders, Jerry B. Gilbert and George W. Off untimely filed certain Statements of Changes in Beneficial Ownership on Form 4. All such Section 16(a) filing requirements have since been completed by each of the aforementioned individuals.


                                 OTHER BUSINESS

         The Company is not aware of any other business to be presented at the 2003 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder who wishes to present a proposal for action at the 2004 annual meeting of stockholders of the Company and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than March 16, 2004 in such form as required under the rules and regulations promulgated by the Securities and Exchange Commission. Notices of stockholder proposals submitted outside the processes of Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after May 30, 2004.

                                 ANNUAL REPORTS

         A COPY OF THE COMPANY'S 2002 ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2002, IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT.

         THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002. A COPY OF THIS REPORT IS INCLUDED IN THE COMPANY'S ANNUAL REPORT (EXCEPT AS OTHERWISE
REPORTED). THE ANNUAL REPORT AND FORM 10-K ARE NOT PART OF THE COMPANY'S SOLICITING MATERIAL.

                            PROXIES AND SOLICITATION

         The proxy accompanying this Proxy Statement is solicited on behalf of the Company's Board of Directors. Proxies for the 2003 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) personally or by telephone. The Company will reimburse banks, brokers custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

         All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

                           By Order of the Board of Directors



                           Charles Cimitile, Secretary

Tarrytown, New York
July 9, 2003

                                      PROXY

                                SPAR GROUP, INC.


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE
              MEETING OF STOCKHOLDERS ON THURSDAY, AUGUST 7, 2003

         The undersigned hereby appoints ROBERT G. BROWN and WILLIAM H. BARTELS, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Company"), held of record by the undersigned as of June 20, 2003, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at 580 White Plains Road, Tarrytown, New York 10591, beginning at 10:00 a.m., Eastern Standard Time, on Thursday, August 7, 2003, and at any postponements and adjournments thereof (the "2003 Annual Meeting"), upon the following matters:

1.   ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR:

|_|  FOR all nominees listed below          |_|  WITHHOLD AUTHORITY listed
(except as noted below)                     to vote for all nominees

(INSTRUCTIONS: To withhold authority to vote for any nominee, draw a line through or otherwise strike out the nominee's name below.)

                               Robert G. Brown
                               William H. Bartels
                               Robert O. Aders
                               Jack W. Partridge
                               Jerry B. Gilbert
                               George W. Off
                               Lorrence T. Kellar

2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003

     THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE EACH UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

  |_|    FOR                        |_|   AGAINST               |_|  ABSTAIN

3.       OTHER MATTERS

         In their discretion, Robert G. Brown and William H. Bartels, and each of them, are authorized to consider such other business as may properly come before the 2003 Annual Meeting and to vote either for or against such other business (in whole or in part) as he may determine in his sole discretion.

         THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ABOVE, FOR PROPOSAL 2 ABOVE, AND EITHER FOR OR AGAINST ANY OTHER MATTER IN THE DISCRETION OF THE PERSON NAMED AS PROXY. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSON NAMED AS PROXY SHALL HAVE FULL DISCRETION TO VOTE FOR OR AGAINST ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.


                                   Dated _________________, 2003


                                   ---------------------------
                                   (Signature)


                                   ---------------------------
                                   (Signature)

                                   Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

                                   The signer hereby revokes all proxies heretofore given by the signor to vote at the 2003 Annual Meeting, including any adjournments thereof.